UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2018

Maryland (State or Other Jurisdiction of Incorporation)	HIGHLANDS REIT, INC. (Exact Name of Registrant as Specified in its Charter) 000-55580 (Commission File Number)	81-0862795 (IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)
312-583-7990
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2018, Highlands REIT, Inc. (the “Company”) appointed Paul A. Melkus to serve as the Company’s Executive Vice President and Chief Financial Officer, effective April 23, 2018. In this capacity, he will also serve as the Company’s principal financial officer.
Mr. Melkus, age 53, previously served as a member of the Company’s board of directors (the “Board”) and Chair of the Board’s Audit Committee since the Company’s spin-off from InvenTrust on April 28, 2016. Mr. Melkus served as Global Head of Capital Markets - Real Estate and Infrastructure Department for Abu Dhabi Investment Authority, one of the world’s largest sovereign wealth funds, and as a member of its Executive Committee from 2012 until 2016. In this role, he was responsible for the development of financing strategy and management of lending relationships for Abu Dhabi Investment Authority’s global real estate investment portfolio. Mr. Melkus served as Senior Vice President - Capital Markets at General Growth Properties, Inc., a public REIT that owns, develops and operates shopping malls, from 2010 to 2011, as Director - Capital Markets at Deutsche Bank Asset Management from 2004 to 2009 and as Director - Capital Markets Investments at General Electric Capital Corporation from 1998 to 2004. Mr. Melkus has also consulted at Ernst & Young on a variety of capital markets and real estate related transactions and served as a securities analyst and asset manager at Northern Trust Company. Mr. Melkus is a graduate of DePauw University where he earned his Bachelor of Arts majoring in Economics and Management. He earned his Master of Science degree from the University of Wisconsin’s Real Estate Investment and Urban Economics program.
There are no arrangements or understandings between Mr. Melkus and any other person(s) in connection with this appointment, nor any family relationships between Mr. Melkus and any director or executive officer of the Company. Mr. Melkus is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Effective with his appointment, the Company entered into an employment agreement with Mr. Melkus (the “Melkus Employment Agreement”). Pursuant to the Melkus Employment Agreement, Mr. Melkus will serve as Executive Vice President and Chief Financial Officer of the Company, and is entitled to an initial annual base salary equal to $400,000. Mr. Melkus is eligible to receive an annual cash performance bonus based upon the achievement of performance criteria established by the Board or the Company’s compensation committee. Mr. Melkus’ target annual bonus is no less than 100% of his annual base salary, with the threshold and maximum bonus levels to be determined on an annual basis. In the event of a change in control of the Company during the employment period, if he is not awarded his full bonus for the change of control year, then Mr. Melkus will be eligible to receive a pro-rated portion of his target annual bonus for the year in which the change in control occurs. Additionally, the Melkus Employment Agreement provides that Mr. Melkus is entitled to a one-time signing bonus equal to $250,000 and Mr. Melkus will be granted an award, not later than March 15, 2019, of fully vested shares of Company common stock having an aggregate value equal to $700,000.
Under his employment agreement, if Mr. Melkus’ employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the Melkus Employment Agreement), then Mr. Melkus will be entitled to a lump-sum payment in an amount equal to one and a half times (or, if in connection with a change in control of the Company, three times) the sum of his annual base salary and prior year bonus; and payment or reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for Mr. Melkus and his dependents for up to 18 months after the termination date.
The Melkus Employment Agreement further provides that, to the extent that any payment or benefit received by the executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
The Melkus Employment Agreement also contains a confidentiality covenant by the executive that extends indefinitely and an employee and independent contractor nonsolicitation covenant that extends during the executive’s employment and for a period of one year following his termination. The Melkus Employment Agreement also includes a mutual non-disparagement covenant by the executive and the Company.

The foregoing description of Mr. Melkus’ Employment Agreement is qualified in its entirety by reference to its terms, which is filed as Exhibit 10.1 to this Form 8-K.

In connection with his appointment, the Company entered into its form indemnification agreement with Mr. Melkus in substantially the form filed as Exhibit 10.2 to this Form 8-K (the “Form Indemnification Agreement”). The information statement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 25, 2016 provides a description of the terms of the Form Indemnification Agreement under the section entitled “Management-Indemnification,” which summary is incorporated herein by reference. Such summary is qualified in its entirety by reference to the full text of the Form Indemnification Agreement.

In connection with and prior to Mr. Melkus’ appointment as Executive Vice President and Chief Financial Officer on April 5, 2018, Mr. Melkus resigned as a Director of the Company. Also in connection with Mr. Melkus’ appointment as Executive Vice President and Chief Financial Officer, Joseph Giannini will cease to serve in the role of principal financial officer of the Company, effective April 23, 2018. Thereafter, Mr. Giannini will continue to serve as the Company’s Senior Vice President, Chief Accounting Officer, Treasurer and principal accounting officer.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated April 5, 2018, by and between Highlands REIT, Inc. and Paul Melkus
10.2
Form of Indemnification Agreement entered into between Highlands REIT, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.5 of Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on March 18, 2016)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.
Date:	April 10, 2018	By:	/s/Richard Vance
Name: Richard Vance
Title: President and Chief Executive Officer